EXHIBIT 99.1 Press Release

                            THE QUIZNO'S CORPORATION
                    ANNOUNCES SHARE REPURCHASE AUTHORIZATION


DENVER, Colo. October 12, 1999 - The Quizno's Corporation (the "Company") (NASDAQ: QUIZ) announced that its Board of Directors on October 1, 1999, authorized a program to repurchase up to 200,000 shares of the Company's common stock. The Company said that the timing, price, quantity and manner of purchases will be made at the discretion of management consistent with applicable Securities and Exchange Commission rules and will depend upon market conditions.

Certain information in this release are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that might adversely affect the Company's operating results in the future in a material way or that could cause actual results to differ materially from those set forth in the forward looking statement. Such risks and uncertainties include, without limitation, the effect of national and regional economic and market conditions in the United States and in other countries in which franchises are sold, costs of labor and employee benefits, costs of marketing and of food and non-food items used in the operation of the restaurants, intensity of competition for locations and franchisees, as well as customers' perception of food safety, legal claims, and the availability of financing for the Company and its franchisees. Many of these risks are beyond the control of the Company. Such risks are detailed from time to time in the Company's reports filed with the SEC, including the report on Form 10-KSB for the year ended December 31, 1998.

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For more information contact:

Patrick E. Meyers, Vice President & General Counsel
The Quizno's Corporation, (303) 291-0999